EXHIBIT 23.06

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-166849) on Form S-1 of Rogers International Raw Materials Fund, L.P. of our report dated March 30, 2011, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

June 3, 2011